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                                                                    Exhibit 99.1
[GRAPHIC OMITTED]
    OCWEN
                                      Ocwen Financial Corporation(R)
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FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
                                          Robert J. Leist, Jr.
                                          Senior Vice President
                                          & Principal Financial Officer
                                          T: (561) 682-7958
                                          E: robert.leist@ocwen.com


                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                            SECOND QUARTER NET INCOME

West Palm Beach, FL - (July 28, 2005) Ocwen Financial Corporation (NYSE:OCN) today reported net income for the second quarter of 2005 of $2.9 million or $0.05 per share compared to net income of $9.1 million or $0.13 per share for the second quarter of 2004. For the six months ended June 30, 2005 net income was $5.3 million or $0.08 per share as compared to $15.9 million or $0.23 per share for the same period in 2004. Results for the second quarter and first six months of 2005 are net of a tax provision of $2.3 million and $2.8 million, respectively as compared to $0.06 million and $0.07 million in the same periods of 2004.

Chairman and CEO William C. Erbey stated "While our pre-tax income of $5.2 million is an improvement from the $2.9 million recorded in the first quarter of 2005, our second quarter results remain behind those achieved last year. Several factors contributed to this decline:

     o Results in Residential Servicing reflect the net impact of an increase in pre-overhead contribution from the Loan Servicing unit of 82%, offset by declines in the results of our servicing for the United States Department of Veteran's Affairs ("VA") due to reduced transaction volumes as well as the absence of one time REALServicing(R) fees of $2.9 million recorded in the second quarter of 2004.
     o The decline in pre-tax income in Residential Origination Services in the second quarter of 2005 as compared to 2004 primarily reflects a decline in contribution of $1.6 million from our Subprime Finance group primarily due to reduced cash proceeds from our subprime residual trading securities.
     o Despite growth in revenue during the second quarter of 2005 as compared to 2004, costs in both the Ocwen Recovery Group and Business Process Outsourcing segments increased reflecting increased staffing levels in both groups.
     o In the aggregate, our core businesses absorbed approximately $1.8 million more overhead expenses in the first half of 2005 than in the same period of 2004 because we no longer allocate these costs to the closed non-core Affordable Housing and Commercial Asset businesses.

We are pleased to note that on June 30th we completed our "debanking" initiative as our subsidiary, Ocwen Federal Bank FSB ("OFB"), completed the sale of its deposits and surrendered its thrift charter. The remaining assets and liabilities of OFB have been assumed by Ocwen Loan Servicing LLC ("OLS") a subsidiary which will conduct all of the core business activities formerly conducted by OFB. OLS is licensed in all 50 states and the District of Columbia to conduct our servicing and other business activities."

The Residential Servicing business reported pre-tax income of $2.6 million in the second quarter of 2005 vs. $7.4 million in the 2004 second quarter. Year to date, pre-tax income was $5.5 million in 2005 as compared to $12.9 million in the same period last year. Within this segment, contribution before overhead charges of the Residential Loan Servicing unit increased in the second quarter of 2005 by 82% as compared to the same period last year, reflecting increased float earnings and stable operating expenses. However, this improvement was offset by a decline in contribution from the VA servicing contract, reflecting lower transaction volumes in 2005 as compared to 2004. Second quarter 2005 results in this segment also reflect the absence of the one time fees of $2.9 million recognized in the second quarter of 2004 from a REALServicing contract. Our servicing portfolio has grown during the first half of 2005. As of June 30, 2005, we were the servicer of approximately 347 thousand loans with an unpaid principal balance (UPB) of $38.7 billion, as compared to approximately 320 thousand loans and $34.5 billion of UPB at December 31, 2004.

Residential Origination Services reported pre-tax income of $1.7 million in the second quarter of 2005 as compared to $4.4 million in the same period last year. Pre-tax income was $4.6 million in the first six months of 2005 as compared to $7.4 in the same period last year. The second quarter results reflect increases in our loan refinancing and resale programs and in REALTrans(R), offset by


Ocwen Financial Corporation
Second Quarter Results
July 28, 2005

increased overhead costs and declines in earnings of Ocwen Realty Advisors and Subprime Finance. Our Mortgage Due Diligence Services group, which we initiated at the beginning of the year, generated $4.0 million in revenue and $0.2 million of contribution before overhead in the first six months of 2005.

Our other core businesses reported aggregate pre-tax income of $0.8 million in the second quarter of 2005 as compared to pre-tax income of $1.1 million in the second quarter of 2004. Year to date, these businesses recorded aggregate pre-tax income of $1.5 million in 2005 as compared to $2.8 million in 2004. This is primarily due to reduced earnings in Ocwen Recovery Group and Business
Process Outsourcing. Despite revenue increases in these units, costs have increased reflecting increased staffing in these segments.

The Corporate Segment recorded break-even results in the second quarter of 2005 as compared to a pre-tax loss of $(2.7) million in the second quarter of 2004.
In the first six months of 2005, Corporate reported a pre-tax loss of $(3.5) million in 2005 as compared to a pre-tax loss of $(2.0) million in the same period of 2004. Corporate results for the second quarter of 2005 include a pre-tax gain of $1.8 million from the sale of our deposits in the debanking transaction, offset primarily by interest expense retained in Corporate expenses because it represented the cost associated with maintaining high cash balances during the second quarter in preparation for debanking. Corporate results also include interest income on federal income tax receivables of $0.6 million and $0.1 million for the second quarter of 2005 and 2004, respectively. We have $22.4 million of non-core assets remaining as of June 30, 2005. In July, we sold a portion of a real estate investment, with a total book value of $5.2 million, for a gain of approximately $1.8 million. Several of the remaining assets are subject to sales contracts we expect to close in the second half of the year.

Income tax expense amounted to $2.2 million in the second quarter of 2005 as compared to $0.06 million in the second quarter of 2004. Year to date, tax expense amounted to $2.8 million in 2005 as compared to $0.07 million in the first six months of 2004. Tax expense in the second quarter of 2005 includes a one time provision of $1.1 million representing tax liabilities arising from the recapture of bad debt reserves in connection with the debanking transaction.

Ocwen Financial Corporation is a diversified financial services holding company with headquarters in West Palm Beach, Florida and operations in Canada, China, Germany, India, Japan and Taiwan. Ocwen Financial Corporation is principally engaged in servicing and origination processing services for the loan industry.
Ocwen Financial Corporation is a global leader in customer service excellence as a result of our company-wide commitment to quality, integrity and accountability. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.


This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the outlook on reduction in non-core assets. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, uncertainty related to dispute resolution and litigation, federal income tax rates, recognition of deferred tax credits and real estate market conditions and trends, as well as other risks detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic report on Form 10-K for the year ended December 31, 2004 and Form 10-Q for the quarter ended March 31, 2005. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

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Ocwen Financial Corporation
Second Quarter Results
July 28, 2005

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)


                                                                    Three Months                     Six Months
---------------------------------------------------------   ----------------------------    ----------------------------
For the periods ended June 30,                                  2005            2004            2005            2004
---------------------------------------------------------   ------------    ------------    ------------    ------------
Revenue
  Servicing and related fees ............................   $     44,296    $     40,769    $     89,685    $     83,060
  Vendor management fees ................................         10,783          11,487          21,665          24,490
  Gain (loss) on trading securities, net ................         (1,269)          2,503          (2,667)          1,860
  Valuation gains (losses) on real estate ...............              4          (1,974)             93          (3,825)
  Gain (loss) on sales of real estate ...................             13              81              48            (460)
  Operating income (loss) from real estate ..............           (165)            565            (339)            573
  Other income ..........................................          5,881           4,984           7,766          11,604
                                                            ------------    ------------    ------------    ------------
    Non-interest revenue ................................         59,543          58,415         116,251         117,302
                                                            ------------    ------------    ------------    ------------

  Interest income .......................................          6,764           5,962          13,096          10,567
  Interest expense ......................................          9,072           7,096          17,512          14,898
                                                            ------------    ------------    ------------    ------------
    Net interest expense before provision for loan losses         (2,308)         (1,134)         (4,416)         (4,331)
  Provision for loan losses .............................            (16)           (287)            (12)           (819)
                                                            ------------    ------------    ------------    ------------
    Net interest expense after provision for loan losses          (2,292)           (847)         (4,404)         (3,512)
                                                            ------------    ------------    ------------    ------------
     Total revenue ......................................         57,251          57,568         111,847         113,790
                                                            ------------    ------------    ------------    ------------
Non-interest expense
  Compensation and employee benefits ....................         24,355          20,897          48,727          42,930
  Occupancy and equipment ...............................          4,571           4,021           8,813           8,018
  Technology and communication costs ....................          7,862           6,616          15,261          13,285
  Loan expenses .........................................          6,084           6,783          11,796          14,710
  Professional services and regulatory fees .............          5,656           7,994          10,377          13,819
  Loss (gain) on investments in affordable housing
    properties ..........................................           (118)            (41)            524             (79)
  Other operating expenses ..............................          3,668           2,151           8,239           5,187
                                                            ------------    ------------    ------------    ------------
    Non-interest expense ................................         52,078          48,421         103,737          97,870
                                                            ------------    ------------    ------------    ------------

Income (loss) before income taxes .......................          5,173           9,147           8,110          15,920
Income tax expense ......................................          2,265              55           2,815              66
                                                            ------------    ------------    ------------    ------------
    Net income (loss) ...................................   $      2,908    $      9,092    $      5,295    $     15,854
                                                            ============    ============    ============    ============

Earnings (loss) per share
  Basic .................................................   $       0.05    $       0.13    $       0.08    $       0.23
  Diluted ...............................................   $       0.05    $       0.13    $       0.08    $       0.23

Weighted average common shares outstanding
  Basic .................................................     62,809,286      68,160,020      62,776,469      67,961,217
  Diluted ...............................................     63,709,246      69,534,999      63,864,247      69,314,392

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

Ocwen Financial Corporation
Second Quarter Results
July 28, 2005

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except share data)

                                                                                 June 30,      December 31,
                                                                                   2005           2004
                                                                               ------------   ------------
Assets
  Cash ..................................................................      $    310,233   $    542,891
  Trading securities, at fair value:
     Investment grade ...................................................             2,942         86,215
     Subordinates and residuals .........................................            45,343         39,527
  Match funded assets (including advances on loans serviced for others of
     $331,337 and $276,626) .............................................           334,689        280,760
  Advances on loans and loans serviced for others .......................           187,423        240,430
  Mortgage servicing rights .............................................           132,333        131,409
  Receivables ...........................................................           119,943        126,719
  Real estate ...........................................................             9,314         18,732
  Affordable housing properties .........................................             4,406          5,641
  Loans (net of allowance for loan losses of $4,334 and $4,546) .........             8,725          3,792
  Premises and equipment, net ...........................................            41,115         37,440
  Other assets ..........................................................            76,184         68,976
                                                                               ------------   ------------
     Total assets .......................................................      $  1,272,650   $  1,582,532
                                                                               ============   ============

Liabilities and Stockholders' Equity
  Liabilities
    Match funded liabilities ............................................      $    274,825   $    244,327
    Servicer liabilities ................................................           310,369        258,826
    Lines of credit and other secured borrowings ........................            52,525         50,612
    Debt securities .....................................................           231,249        231,249
    Other liabilities ...................................................            65,856         56,849
    Deposits ............................................................                --        290,507
    Escrow deposits .....................................................                --        118,524
                                                                               ------------   ------------
     Total liabilities ..................................................           934,824      1,250,894
                                                                               ------------   ------------

  Minority interest in subsidiary .......................................             1,742          1,530

  Stockholders' Equity
   Common stock, $.01 par value; 200,000,000 shares authorized:
     62,934,102 and 62,739,478 shares issued and outstanding ............               629            627
   Additional paid-in capital ...........................................           182,254        181,336
   Retained earnings ....................................................           153,428        148,133
   Accumulated other comprehensive income (loss), net of taxes ..........              (227)            12
                                                                               ------------   ------------
     Total stockholders' equity .........................................           336,084        330,108
                                                                               ------------   ------------
       Total liabilities and stockholders' equity .......................      $  1,272,650   $  1,582,532
                                                                               ============   ============
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Ocwen Financial Corporation
Second Quarter Results
July 28, 2005

Pre-Tax Income (Loss) by Business Segment
                                                              Three Months                     Six Months
--------------------------------------------------    ---------------------------   ---------------------------
For the periods ended June 30,                            2005           2004           2005           2004
--------------------------------------------------    ------------   ------------   ------------   ------------
(Dollars in thousands)
Core businesses
  Residential Servicing ..........................    $      2,599   $      7,440   $      5,547   $     12,933
  Residential Origination Services ...............           1,725          4,357          4,558          7,391
  Commercial Servicing ...........................             335           (511)           357           (553)
  Business Process Outsourcing ...................             264            708            361          1,103
  Ocwen Recovery Group ...........................             244            889            749          2,290
                                                      ------------   ------------   ------------   ------------
                                                             5,167         12,883         11,572         23,164
                                                      ------------   ------------   ------------   ------------
Non-core businesses
  Commercial Assets ..............................              --            190             --         (3,050)
  Affordable Housing .............................              --         (1,187)            --         (2,159)
                                                      ------------   ------------   ------------   ------------
                                                                --           (997)            --         (5,209)
                                                      ------------   ------------   ------------   ------------
Corporate Items and Other ........................               6         (2,739)        (3,462)        (2,035)
                                                      ------------   ------------   ------------   ------------
Income (loss) before income taxes ................    $      5,173   $      9,147   $      8,110   $     15,920
                                                      ============   ============   ============   ============
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